As filed with the Securities and Exchange Commission on September 23, 2016

Registration Nos. 333-194744,

333-194744-01, and 333 194744-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GlaxoSmithKline plc (Exact name of Registrant as specified in its charter)	GlaxoSmithKline Capital Inc. (Exact name of Registrant as specified in its charter)	GlaxoSmithKline Capital plc (Exact name of Registrant as specified in its charter)
England and Wales	Delaware	England and Wales
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
98-0607772 (I.R.S. Employer Identification No.)	51-0332587 (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)
980 Great West Road, Brentford Middlesex TW8 9GS, England +44 (0) 20 8047 5000 (Address and telephone number of Registrant’s principal executive offices)	1105 North Market Street, Suite 622 Wilmington, Delaware 19801 +1 (302) 651-8319 (Address and telephone number of Registrant’s principal executive offices)	980 Great West Road, Brentford Middlesex TW8 9GS, England +44 (0) 20 8047 5000 (Address and telephone number of Registrant’s principal executive offices)

GlaxoSmithKline Capital Inc. 1105 North Market Street, Suite 1300 Wilmington, Delaware 19801 +1 (302) 651-8300 (Name, address and telephone number of agent for service)

Copies to:

William Mosher, Esq. Vice President and Associate General Counsel, Legal Operations— Corporate and CBS GlaxoSmithKline LLC 5 Crescent Drive Philadelphia, PA 19112 +1 (215) 751 4000	Sebastian R. Sperber, Esq. Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH, England +44 (0) 20 7614 2237	Edward F. Petrosky, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 (212) 839 5300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (File Nos. 333-194744, 333-194744-01 and 333-194744-02) (the “Registration Statement”) filed by GlaxoSmithKline plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc (together, the “Registrants”) with the Securities and Exchange Commission on March 21, 2014.

The Registrants are withdrawing this Registration Statement, including the prospectus and exhibits thereto, and, by means of this Post-Effective Amendment, removing from registration the securities that had been registered for issuance but remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 23rd day of September, 2016.

GLAXOSMITHKLINE PLC

By:	/s/ Simon Dingemans
Name:	Simon Dingemans
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 23rd of September, 2016.

GLAXOSMITHKLINE CAPITAL INC.

By:	/s/ Simon Dingemans
Name:	Simon Dingemans
Title:	President

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 23rd day of September, 2016.

GLAXOSMITHKLINE CAPITAL PLC

By:	/s/ Simon Dingemans
Name:	Simon Dingemans
Title:	Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.